UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 16, 2011

GABRIEL TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23415 (Commission File Number)	22-3062052 (I.R.S. Employer Identification No.)

273 Green Street, Suite 4
San Francisco, California 94133
(Address of Principal Executive Offices)

(402) 614-0258
(Registrant’s Telephone Number)

732 North 129th Street, No. 105 Omaha, Nebraska 68154
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	Entry Into a Material Definitive Agreement.

On September 16, 2011, Gabriel Technologies Corporation (“Gabriel”) and its wholly owned subsidiary, Trace Technologies, LLC (“Trace”), entered into a note purchase agreement, dated as of September 2, 2011, with North Water Intellectual Property Fund L.P. 3A, a Delaware limited partnership (“North Water”), and other purchasers and parties named in the note purchase agreement.  References in this report to “we,” “us,” “our” and the “company” refer to Gabriel and Trace, collectively.  Also on September 16, 2011, we entered into a common interest agreement, dated as of September 2, 2011, with North Water relating to the loan transactions provided for in the note purchase agreement.

In the note purchase agreement, we have agreed to sell and issue to North Water a senior secured promissory note, or “senior secured note,” of Trace in the maximum aggregate principal amount of $3,100,000.  The purchase price of the senior secured note will be equal to the actual principal amount of the senior secured note advanced by North Water to Trace.  On September 19, 2011, North Water made an initial advance under the senior secured note of approximately $1,905,684.  The initial advance has been or will be used to date to pay accrued litigation expenses, administration costs and a $155,000 finder’s fee payable by us in connection with the transactions with North Water.

North Water is obliged under the note purchase agreement to advance additional amounts to Trace, up to the maximum principal amount of the senior secured note, from time to time in accordance with the common interest agreement to fund our litigation expenses incurred in connection with our prosecution of the claims asserted by us against Qualcomm Inc. in Civil Action No. 3:08-CV-I 192 pending in the United States District Court for the Southern District of California, San Diego Division, including any successor claim or related claim, which we refer to as the “Qualcomm dispute.”  We also may use advances by North Water to pay for certain corporate administration expenses of the company such as management fees payable to our Chief Executive Officer.

Pursuant to the note purchase agreement, we assigned and contributed to Trace, and Trace assumed from Gabriel, several note purchase agreements and related obligations of Gabriel, which we refer to as the “assigned agreements,” with respect to approximately $12,071,000 aggregate principal amount of outstanding promissory notes of Gabriel, which we refer to as the “original notes.”  In connection with the assignment and assumption of the assigned agreements, the holders of approximately $11,346,000 aggregate principal amount of the original notes agreed to surrender for cancellation their original notes in exchange for Trace’s issuance to them of secured and unsecured promissory notes of Trace of like tenor in an aggregate principal amount of approximately $11,346,000, which we refer to as the “replacement notes.”  These holders also agreed in the note purchase agreement to release and discharge Gabriel from its obligations under the assigned agreements and the original notes.  We also agreed in the note purchase agreement to issue to some of the note holders warrants to purchase shares of common stock of Gabriel in exchange for their surrender for cancellation of outstanding common stock warrants previously issued to them to purchase substantially the same number of our shares.  We intend to solicit the holders of the remaining outstanding original notes to join in the note purchase agreement and exchange their original notes for replacement notes.

The senior secured note held by North Water and the replacement notes each provide for our payment to the holder of the principal amount of such note plus an additional amount calculated as a multiple of such principal amount or as a percentage of any proceeds from an “IP Event” as defined in the note purchase agreement.  In the purchase agreement, we, North Water, the holders of the replacement notes and other parties have collectively agreed upon the priority of payment to North Water, the holders of the replacement notes and the other parties of any proceeds of an IP Event with respect to the Qualcomm dispute.  Gabriel has retained a residual interest in any IP Event proceeds remaining after payment of the aggregate principal and other amounts payable to North Water, the holders of the replacement notes and the other parties to the note purchase agreement, as well as payment to the holders of any outstanding original notes.

There is no assurance whether, when, or how much, proceeds may be realized from an IP Event.  Even if we realize proceeds from an IP Event, such proceeds may not be insufficient to repay all or any substantial portion of the principal and other amounts payable to North Water, the holders of the replacement notes and any outstanding original notes and other creditors.  Unless we realize sufficient IP Event proceeds to pay all such amounts, we will not be entitled to retain any such proceeds for us and our stockholders.

The replacement notes will mature on the earlier of October 11, 2020 or the date of the final payment of proceeds of any IP Event.  We are obliged to make mandatory prepayments under the replacement notes as and when we receive any proceeds of an IP Event.

The North Water senior secured note and the secured replacement notes are secured by a lien and security interest in all of our assets, including proceeds of an IP Event.

Also on September 16, 2011, Trace entered into a priority litigation expense provider note purchase agreement with the purchasers identified on the signature pages thereto, pursuant to which Trace may sell and issue up to an additional $1,000,000 aggregate principal amount of promissory notes at one or more subsequent closings under the priority litigation expense provider note purchase agreement, if necessary, to raise funds needed to pay litigation expenses in excess of those funded by North Water under the note purchase agreement.

Copies of the note purchase agreement and the priority litigation expense provider note purchase agreement are included as Exhibits 10.1 and 10.2, respectively, to this Current Report and incorporated herein by reference.  The foregoing summary of the principal terms of such agreements is qualified by reference to the complete agreements.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01, above, regarding our indebtedness under the North Water senior secured note and the replacement notes is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01, above, regarding our sale and issuance of the senior secured note and other secured and unsecured promissory notes is incorporated herein by reference.  The offer and sale of the notes were made without registration under the Securities Act of 1933, as amended in reliance upon exemptions from such registration afforded under Section 4(2) of the Act and Rule 506 of Regulation D under the Act.

ITEM 8.01	Other Events.

Gabriel intends to make available via its website (www.gabrieltechnologies.com) a letter to its shareholders, dated October 11, 2011, providing an update of recent developments at Gabriel.  A copy of the letter is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)           Exhibits

We are filing as part of this report the exhibits listed on the accompanying index to exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

	By:	/s/ George Tingo
George Tingo
President and Chief Executive Officer
Dated: October 11, 2011

Index to Exhibits

Exhibit No.	Description
10.1
Note Purchase Agreement, dated as of September 2, 2011, among Gabriel Technologies Corporation, Trace Technologies, LLC, North Water Intellectual Property Fund L.P. 3A, and the other Purchasers thereunder and Parties thereto.

10.2	Priority Litigation Expense Provider Note Purchase Agreement, dated as of September 16, 2011, among Trace Technologies, LLC and the Purchasers thereunder.
99.1	Letter to Shareholders, dated October 11, 2011.